EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Pinnacle Holdings Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2000 relating to the financial statements and financial statement schedules of Pinnacle Holdings Inc., which appears in Pinnacle Holdings Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.


PricewaterhouseCoopers, LLP



February 28, 2000
Tampa, Florida